Exhibit 99.1

For release: March 17, 2011, 6:00 am EDT	Contact:	Mark Rittenbaum 503-684-7000
Greenbrier announces new railcar orders for 4,200 units valued at $325 million
~Company also announces preliminary financial results for fiscal second quarter;
EPS for the quarter expected to be near consensus analysts’ expectations~
     Lake Oswego, Oregon, March 17, 2011 — The Greenbrier Companies [NYSE:GBX] today announced that it has received orders for 4,200 railcar platforms valued at $325 million. The majority of the orders are for double-stack intermodal platforms, with the balance consisting of boxcars, covered hopper cars of various types, and various car types for the European market. Delivery of these orders is anticipated to occur principally in calendar 2011.
     Of the additional orders announces today, orders for approximately 1,800 of these units were received during the latter part of the second quarter ended February 28, 2011, with orders for the remaining 2,400 units received subsequent to the quarter end. All these orders are in addition to orders for 1,900 new railcar platforms, which were also received during the Company’s second quarter and which were previously disclosed by Greenbrier in January 2011.
     Greenbrier’s new railcar manufacturing backlog as of February 28, 2011, was approximately 9,500 units with an estimated value of $720 million, compared to 8,100 units valued at approximately $580 million as of November 30, 2010.
     Separately, the Company today announced preliminary unaudited selected financial results for its second quarter ended February 28, 2011. Based on the Company’s initial closing for the quarter, preliminary revenues are expected to be approximately $280 million. Greenbrier anticipates that it will report financial results near consensus analysts’ expectations of a loss of $0.01 per share for its second fiscal quarter.
     The quarterly results announced today are subject to further review by the Company and should be considered preliminary and subject to change, as the Company is still in the process of preparing its financial statements for the quarter ended February 28, 2011.
Greenbrier currently expects to hold its regularly scheduled earnings conference call on April 7, 2011. The Company anticipates filing its Form 10-Q for the second quarter of fiscal 2011 on or before April 11, 2011.

About Greenbrier Companies
     Greenbrier (www.gbrx.com), headquartered in Lake Oswego, Oregon, is a leading supplier of transportation equipment and services to the railroad industry. The Company builds new railroad freightcars in its three manufacturing facilities in the U.S. and Mexico and marine barges at its U.S. facility. It also repairs and refurbishes freight cars and provides wheels and railcar parts at 37 locations across North America. Greenbrier builds new railroad freight cars and refurbishes freight cars for the European market through both its operations in Poland and various subcontractor facilities throughout Europe. Greenbrier owns approximately 9,000 railcars, and performs management services for approximately 216,000 railcars.
     “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release may contain forward-looking statements. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “contemplates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” and similar expressions to identify forward-looking statements. These forward-looking statements include, but are not limited to statements about the Company’s preliminary selected financial results for the second quarter of fiscal 2011, statements about its expected earnings call in April 2011 and its expected filing of a Form 10-Q, and any other statements not of a historical fact. Forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from in the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the fact that the Company is still in the process of preparing its financial statements for the quarter ended February 28, 2011 and in the course of such process, a number of factors, including certain factors outside of the Company’s control, could cause the Company’s actual results to vary from the preliminary results contained herein; estimates concerning backlog reflect an assumed product mix and reported backlog is not necessarily indicative of our financial results; turmoil in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of our indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, changing technologies or non-performance of subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; difficulties associated with governmental regulation, including environmental liabilities; integration of current or future acquisitions; succession planning; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in our Annual Report on Form 10-K for the fiscal year ended August 31, 2010 and in our Quarterly Report on Form 10-Q for the quarter ended November 30, 2010 and our other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, we do not assume any obligation to update any forward-looking statements.